Exhibit 99-B.8.45

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

and

ING Financial Advisers, LLC

This Amendment is dated as of the 28th day of April, 2006 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (referred to as the “Adviser” in its capacity as investment adviser to the Fund, and the “Company” in its capacity as the issuer of variable annuity and variable life insurance contracts), and ING Financial Advisers, LLC (the “Distributor”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the “Agreement”) and subsequently amended the Agreement on March 5, 2002, May 1, 2003, November 1, 2004, April 29, 2005, August 31, 2005 and December 7, 2005;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Amended Schedule B with the Amended Schedule B attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	/s/ Robert S. Naka	By:	/s/ Laurie M. Tillinghast
	Robert S. Naka		Laurie M. Tillinghast
	Executive Vice President		Vice President

ING Financial Advisers, LLC
By:	/s/ Terran R. Titus
Terran R. Titus
Vice President, Advisory Services

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AMENDED SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class
ING American Century Select Portfolio - Initial, Adviser and Service Class
ING American Century Small-Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Asset Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Columbia Small Cap Value II Portfolio - Initial, Adviser and Service Class
ING Davis Venture Value Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Contrafund® Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Equity-Income Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Fundamental Research Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Structured Equity Portfolio - Initial, Adviser and Service Class
ING JPMorgan International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING Legg Mason Partners Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Legg Mason Partners Large Cap Growth Portfolio - Initial, Adviser and Service Class
ING Lord Abbett U.S. Government Securities Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Partners Portfolio - Initial, Adviser and Service Class
ING Neuberger Berman Regency Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Pioneer High Yield Portfolio - Initial, Adviser and Service Class
ING Solution 2015 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2025 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2035 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution 2045 Portfolio - Initial, Adviser and Service Class and Class T
ING Solution Income Portfolio - Initial, Adviser and Service Class and Class T
ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING Templeton Foreign Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class

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*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

** Fidelity® and Contrafund® are registered trademarks of FMR Corp.

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